EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-15190 on Form S-3, Registration Statement Nos. 33- 39235, 33-47534 and 33-58372 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-1720 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-10442 on Form S-8, and Post-Effective Amendment No. 3 on Form S-3 to Registration Statement No. 2-96386 on Form S-14, all of Pinnacle West Capital Corporation, of our report dated March 3, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for income taxes discussed in
Note 3 to those financial statements), appearing in this Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1994.

/s/Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 28, 1995